UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2018
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

Effective February 3, 2018, Dell Technologies Inc. (the “Company”) adopted the new accounting standard for revenue recognition set forth in ASC 606, “Revenue From Contracts With Customers.” The Company is furnishing this Current Report on Form 8-K to present certain of the Company's previously reported financial information on a basis consistent with the new standard. Beginning with the quarter ending May 4, 2018, the Company’s financial information will reflect adoption of the standard with prior periods adjusted accordingly.

Revenue from Contracts with Customers

In May 2014, the Financial Accounting Standards Board (the "FASB") issued amended guidance on the recognition of revenue from contracts with customers. The objective of the new standard is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede substantially all of the existing revenue recognition guidance, including industry-specific guidance. The new standard requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Further, the new standard requires additional disclosures to help enable users of the financial statements to better understand the nature, amount, timing, risks, and judgments related to revenue recognition and related cash flows from contracts with customers. Concurrently, the FASB issued guidance on the accounting for costs to fulfill or obtain a customer contract. The Company elected to adopt the new standards effective February 3, 2018 using the full retrospective method, which requires the Company to recast each prior period presented consistent with the new guidance.

Adoption of the new standard will have a material impact on the Company's Consolidated Financial Statements. The most significant changes are the following:

•
Software license revenue. Before adoption of the standard, the Company deferred revenue for certain software arrangements due to the absence of vendor specific objective evidence ("VSOE") of fair value for all or a portion of the deliverables. Under the new standard, the Company will no longer be required to establish VSOE of fair value in order to account for elements in an arrangement as separate units of accounting, and will be able to record revenue upon satisfaction of each performance obligation, resulting in more up-front recognition of software license revenue.

In addition, before adoption of the standard, the Company accounted for third-party software licenses and post-contract customer support ("PCS") as a single unit of account, because it does not have VSOE of fair value for PCS in most cases. Thus, the Company presented the entire arrangement for the software license and PCS together in services revenue and cost of services revenue. Under the new standard, the Company will separate the value of the license from the value of the PCS. The license value will be recognized upon delivery and the PCS will be recognized over the related contractual term. For presentation purposes, the license revenue and cost of net revenue will be recorded in products, and the PCS revenue and cost of net revenue will be recorded in services on the Company’s Consolidated Statement of Income (Loss).

•
Variable consideration. The Company will estimate the transaction price for elements of consideration which are variable, primarily customer rebates. This consideration will then be recognized to the Consolidated Statement of Income (Loss) commensurate with the timing of the performance obligation to which it is related.

•
Extended warranty revenue. For contracts that include both hardware and extended warranty, the new standard will result in more of the aggregate transaction price being allocated to the hardware and less to extended warranty, because the Company will no longer defer revenue based on the separately stated price of the extended warranty provided under the contract. With more of the transaction price being allocated to the hardware, more revenue under these arrangements will be recognized earlier, upon shipment of the hardware.

•
Costs to obtain a contract. Within the scope of the new accounting standard, the FASB issued additional accounting guidance for certain costs related to a contract with a customer. In particular, the guidance relates to the incremental costs of obtaining a contract with a customer and costs incurred in fulfilling a contract with a customer. For contracts over one year, the Company will capitalize proportional sales commission costs, including bonuses associated with goal attainment, and will amortize these costs over their expected period of benefit.

The impacts to the opening Consolidated Statement of Financial Position are summarized as follows:

•	Accounts receivable, net. The adoption of the new revenue standard will result in an increase to accounts receivable, net primarily due to the following two factors:

First, the return rights provision, which represents an estimate of expected customer returns currently presented as a reduction of accounts receivable, net, will instead be presented outside of accounts receivable, net in two separate balance sheet line items. A liability will be recorded in accrued and other for the estimated value of the sales amounts to be returned to the customer, and an asset will be recorded in other current assets representing the cost of the inventory estimated to be returned.

Second, the standard provides new guidance regarding transfer of control of goods to the customer. Under these new guidelines, the Company has determined that for certain hardware contracts in the United States, transfer of control and recognition of revenue can occur earlier. This will result in an increase in accounts receivable, net and a decrease in the in-transit deferral recorded in other current assets.

•
Other assets. The adoption of the standard will result in an increase in other assets due to capitalization of the costs to obtain a contract, as well as the accounts receivable, net of impacts discussed above.

•
Deferred revenue. The adoption of the standard will result in a decline in deferred revenue due to earlier recognition of revenue for software licenses, and less of aggregate transaction price being allocated to extended warranty. This reduction will be partially offset by an increase resulting from the change in presentation of deferred costs on third-party software offerings, which are routinely sold as an attached component of the Company's hardware offering.

Selected Financial Information
Exhibit 99.1 to this report presents selected financial information recast on a basis consistent with the new standard.

Conference Call
The Company will conduct a conference call Thursday, April 26, 2018, at 7 a.m. CST to discuss the impact of the new standard. The conference call will be available to the public as a live, audio-only webcast on the Company's website at investors.delltechnologies.com; an archived version will be available at the same location for one year.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

The following document is herewith furnished as an exhibit to this report:

Exhibit Number	Exhibit Description
99.1	Presentation dated April 26, 2018 of selected financial information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2018	Dell Technologies Inc.
	By:	/s/ Janet Bawcom
Janet Bawcom Senior Vice President and Assistant Secretary
(Duly Authorized Officer)

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